Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On September 30, 2019, CUI Global, Inc. ("the Company") entered into an asset sale agreement by and among, CUI, Inc. ("Seller"), a wholly owned subsidiary of the Company ("Parent"), and Back Porch International, Inc. ("Buyer"). Pursuant to the terms of the asset sale agreement, the Seller and Parent agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the non-power supply electromechanical components product group of Seller and Parent effective the close of business September 30, 2019. In addition to the assets purchased, the Buyer shall assume and agree to pay, perform and discharge certain liabilities agreed to by the Buyer and Seller including scheduled accounts payable and vendor purchase orders at the closing of the Disposition, with the Sellers generally remaining obligated for remaining pre-closing liabilities other than the assumed liabilities (the “Excluded Liabilities”). The Sellers retain their power supply components product lines and their internet domain names and trademarks.

As consideration for the Disposed Company, Buyer agreed to pay the Company an aggregate purchase price of $15 million (the "Purchase Price"), plus the assumption of certain agreed upon liabilities. The Buyer agreed to pay the Purchase Price as follows: (a) approximately $4.7 million at the Closing in cash (b) Assumption in full by Buyer of the note payable held between the Parent and International Electronic and Electrical Trading Inc., (formerly known as International Electronic Device, Inc.) in the amount of approximately $5.3 million (c) Remaining amount as an "Earn out" based on earnings from the closing date to December 31, 2024 paid at the end of each quarter starting in 2021. The total guaranteed earn out is $5.0 million (fair value of $3.3 million at September 30, 2019).

The Purchase Agreement contains customary representations and warranties made by the Sellers and the Purchaser. The Purchase Agreement also contains certain post-closing covenants, including the covenants by Sellers, along with their affiliates, to not engage in a business that is competitive with the Business for a period of five years after the closing of the Disposition, subject to certain exceptions, and to not solicit employees of the Business for a period of five years after the closing of the Disposition, subject to certain exceptions. The Purchase Agreement provides that Sellers will indemnify the Purchaser, and the Purchaser will indemnify the Sellers, for breaches of representations, warranties and covenants, and for certain other matters, including the indemnification by Sellers for Excluded Liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement has been attached as an exhibit to this report to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Sellers or the Purchaser or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying disclosure schedule.

The following unaudited pro forma condensed consolidated financial statements ("Unaudited Pro Forma Statements") and explanatory notes are based on the Company's historical consolidated financial statements adjusted to give effect to the Asset Sale transaction. The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2019 and year ended December 31, 2018 have been prepared with the assumption that the asset sale transaction occurred as of the beginning of the statement period. The pro forma consolidated statement of operations as of December 31, 2017 has been included to present the impact of the sale of the Disposed Company on continuing operations. The unaudited pro forma condensed balance sheet as of June 30, 2019 has been prepared with the assumption that the asset sale transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what the Company's financial condition or results of operations would have been had the asset sale transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by the Company based upon assumptions deemed appropriate by the Company's management. An explanation of certain assumptions is set forth under the Notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as well as the Company's unaudited condensed consolidated financial statements and notes thereto included in the Company's Quarterly report on Form 10-Q for the period ended June 30, 2019.

CUI Global Inc.

Unaudited Pro Forma Consolidated Balance Sheets

As of June 30, 2019

			Other		Pro
(in thousands, except share and per share amounts)	Historical	Disposition	Adjustments		forma

Assets:
Current Assets:
Cash and cash equivalents	$2,635	$—	$—		$2,635
Trade accounts receivable, net	14,333	2,317	—		12,016
Inventories, net	12,361	1,709	—		10,652
Contract assets	2,876	—	—		2,876
Prepaid expenses and other current assets	1,579	59	—		1,520
Total current assets	33,784	4,085	—		29,699

Property and equipment, net	5,064	210	—		4,854
Investment in VPS - equity method	5,552	—	—		5,552
Right of use assets - Operating leases	7,238	—	—		7,238
Goodwill	13,094	—	—		13,094
Other intangible assets, net	13,028	598	—		12,430
Earn-out receivable	—	—	3,322	(2b)	3,322
Restricted cash	523	—	—		523
Deposits and other assets	852	—	—		852
Total assets	$79,135	$4,893	$3,322		$77,564

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$8,511	$921	$—		$7,590
Notes payable - current	5,304	—	(5,304)	(2b)	—
Operating lease obligations - current portion	992	—	—		992
Accrued expenses	5,709	315	—		5,394
Contract liabilities	2,069	36	—		2,033
Refund liabilities	2,164	865	—		1,299
Total current liabilities	24,749	2,137	(5,304)		17,308

Line of credit	6,450	—	(4,696)	(2c)	1,754
Operating lease obligations, less current portion	6,426	—	—		6,426
Deferred tax liabilities	1,914	—	—		1,914
Other long-term liabilities	161	—	—		161
Total liabilities	39,700	2,137	(10,000)		27,563

Commitments and contingencies

Stockholders' Equity:
Preferred stock, par value $0.001; 10,000,000 shares authorized; no shares issued at June 30, 2019	—	—	—		—
Common stock, par value $0.001; 325,000,000 shares authorized; 28,632,302 shares issued and outstanding at June 30, 2019	29	—	—		29

Additional paid-in capital	170,006	—	—		170,006
Accumulated deficit	(126,373)	—	10,566	(2e)	(115,807)
Accumulated other comprehensive loss	(4,227)	—	—		(4,227)
Total stockholders' equity	39,435	—	10,566		50,001
Total liabilities and stockholders' equity	$79,135	$2,137	$566		$77,564

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Six Months Ended June 30, 2019

			Other		Pro
(In thousands, except share and per share amounts)	Historical	Disposition	Adjustments		Forma

Total revenues	$45,821	$11,564	$—		$34,257

Cost of revenues	30,755	7,108	—		23,647

Gross profit	15,066	4,456	—		10,610

Operating expenses:
Selling, general and administrative	18,631	3,506	—		15,125
Depreciation and amortization	1,001	31	—		970
Research and development	845	37	—		808
Provision for bad debt	138	4	—		134
Other operating income	(2)	—	—		(2)

Total operating expenses	20,613	3,578	—		17,035

(Loss) income from operations	(5,547)	878	—		(6,425)

Loss from equity method investment in VPS	(356)	—	—		(356)
Fair value gain on equity method investment purchase	629	—	—		629
Other expense	(135)	(3)	—		(132)
Interest expense	(203)	—	133	(2f)	(70)

(Loss) income before taxes	(5,612)	875	133		(6,354)

Income tax (benefit) expense	(344)	229	35	(2f)	(538)

Net (loss) income	$(5,268)	$646	$98		$(5,816)

Basic and diluted weighted average common shares outstanding	28,609,324	28,609,324	28,609,324		28,609,324

Basic and diluted (loss) income per common share	$(0.18)	$0.02	$—		$(0.20)

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2018

			Other		Pro
(In thousands, except share and per share amounts)	Historical	Disposition	Adjustments		Forma

Total revenues	$96,789	$27,489	$—		$69,300

Cost of revenues	67,879	16,739	—		51,140

Gross profit	28,910	10,750	—		18,160

Operating expenses:
Selling, general and administrative	36,341	7,037	—		29,304
Depreciation and amortization	2,152	51	—		2,101
Research and development	2,802	35	—		2,767
Provision for bad debt	33	8	—		25
Impairment of goodwill and intangible assets	4,347	—	—		4,347
Other operating expenses	13	—	—		13

Total operating expenses	45,688	7,131	—		38,557

(Loss) income from operations	(16,778)	3,619	—		(20,397)

Other expense	(251)	—	—		(251)
Interest expense	(502)	—	265	(2f)	(237)

(Loss) income before taxes	(17,531)	3,619	265		(20,885)

Income tax (benefit) expense	(206)	949	69	(2f)	(1,086)

Net (loss) income	$(17,325)	$2,670	$196		$(19,799)

Basic and diluted weighted average number of shares outstanding	28,517,339	28,517,339	28,517,339		28,517,339

Basic and diluted (loss) income per common share	$(0.61)	$0.09	$0.01		$(0.69)

CUI Global Inc.

Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2017

			Pro
(In thousands, except share and per share amounts)	Historical	Disposition	Forma

Total revenues	$83,275	$21,221	$62,054

Cost of revenues	55,406	12,632	42,774

Gross profit	27,869	8,589	19,280

Operating expenses:
Selling, general and administrative	33,921	5,794	28,127
Depreciation and amortization	2,163	48	2,115
Research and development	2,525	20	2,505
Provision (credit) for bad debt	(13)	1	(14)
Impairment of goodwill and intangible assets	3,155	—	3,155
Other operating expenses	47	—	47

Total operating expenses	41,798	5,863	35,935

(Loss) income from operations	(13,929)	2,726	(16,655)

Other income (expense)	234	(1)	235
Interest expense	(500)	—	(500)

(Loss) income before taxes	(14,195)	2,725	(16,920)

Income tax (benefit) expense	(1,606)	1,045	(2,651)

Net (loss) income	$(12,589)	$1,680	$(14,269)

Basic and diluted weighted average number of shares outstanding	22,397,865	22,397,865	22,397,865

Basic and diluted (loss) income per common share	$(0.56)	$0.08	$(0.64)

1.	Asset Sale Transaction

On September 30, 2019, CUI Global, Inc. ("the Company") entered into an asset sale agreement by and among, CUI, Inc. ("Seller"), a wholly owned subsidiary of the Company ("Parent"), and Back Porch International, Inc. ("Buyer"). Pursuant to the terms of the asset sale agreement, the Seller and Parent agreed to sell and assign to the Buyer, the rights and obligations of Seller and Parent to the assets constituting the non-power supply electromechanical components product group of Seller and Parent effective the close of business September 30, 2019. In addition to the assets purchased, the Buyer shall assume and agree to pay, perform and discharge certain liabilities agreed to by the Buyer and Seller ("Assumed Liabilities"). Transaction costs were immaterial.

2.	Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company's unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited consolidated financial statements are stated in thousands of dollars, unless otherwise noted.

(a) Recording the disposition of the electromechanical components business. The amounts include the assets and liabilities attributable to the business being sold.

(b) Recording of the sale proceeds, net of estimated transaction related expenses.

Cash proceeds from sale	$4,696
Buyer's assumption of related party note payable	5,304
Future earn-out payments	3,322	(1)
Total proceeds from sale	$13,322

(1) This amount reflects the fair value of the $5.0 million guaranteed earn-out payments as of September 30, 2019.

(c) Recording of repayment of the line of credit.

Cash Proceeds from sale	$4,696

Line of credit balance	$6,450
Less: Partial repayment of line of credit	4,696
Line of credit balance after partial repayment	$1,754

(d) The table below represents the current tax expense and related taxes payable associated with sale of the Company's electromechanical components business.

Income tax at statutory rate	$2,770
Benefit from net operating loss utilization	(2,770)
Total income tax payable	$—

(e) The estimated gain on the sale of the business if we had completed the sale as of June 30, 2019 is as follows:

Net proceeds (Note (b))	$13,322
Net assets sold	2,756
Pre-tax gain on sale	10,566
Tax expense	—
After-tax gain on sale	$10,566

This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the balance sheet for the period ended June 30, 2019. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the asset sale agreement.

(f) The interest expense savings on the payoff of the Company's related-party note payable.

	6 months
	Ended
	June 30, 2019	2018
Interest expense on related party note payable	$133	$265
tax effect at statutory rate	35	69
Interest expense net of tax effect	$98	$196

The pro forma effect on interest expense related to the partial payoff of the line of credit would not have been material for the six-month period ended June 30, 2019 or for the year ended December 31, 2018.

3.	Discontinued Operations

The financial results of the electromechanical components business, net of income taxes, have been removed to reflect the effects of the disposition and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the electromechanical components business for the years ended December 31, 2018 and 2017 and for the six months ended June 30, 2019.

	For the Six	For the Year	For the Year
	Months	Ended	Ended
	Ended June	December	December
	30, 2019	31, 2018	31, 2017

(In thousands, except share and per share amounts)

Total revenues	$11,564	$27,489	$21,221
Cost of revenues	7,108	16,739	12,632
Gross profit	4,456	10,750	8,589

Operating expenses:
Selling, general and administrative	3,506	7,037	5,794
Depreciation and amortization	31	51	48
Research and development	37	35	20
Provision for bad debt	4	8	1

Total operating expenses	3,578	7,131	5,863

Income from operations	878	3,619	2,726

Other expense	(3)	—	(1)

Income before taxes	875	3,619	2,725

Income tax expense	229	949	1,045

Net Income	$646	$2,670	$1,680

Basic and diluted weighted average number of shares outstanding	28,609,324	28,517,339	22,397,865

Basic and diluted income per common share	$0.02	$0.09	$0.08